                                                                     Exhibit 1.1

                             ____________ Shares(1)

                             INTERCHANGE CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT

__________________, 2004

Roth Capital Partners, LLC
Merriman Curhan Ford & Co.
Maxim Group, LLC
   As Representative of the Several Underwriters Named in Schedule I hereto 24 Corporate Plaza
Newport Beach, CA 92660

Ladies and Gentlemen:

      Interchange Corporation, a Delaware corporation ("COMPANY"), proposes to issue and sell to the several Underwriters (as defined below) shares of its common stock (the "COMMON STOCK"). It is understood that, subject to the conditions hereinafter stated, ____________ shares of Common Stock (the "FIRM SECURITIES") will be sold to the several underwriters named in Schedule I hereto (the "UNDERWRITERS") in connection with a public offering of the Securities (as defined below). In addition, as set forth below, the Company proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than _____________ additional shares of Common Stock (the "OPTIONAL SECURITIES"). The Firm Securities and the Optional Securities are hereinafter called the "SECURITIES". Roth Capital Partners, LLC, Merriman Curhan Ford & Co. and Maxim Group, LLC shall act as representatives (the "REPRESENTATIVES") of the several Underwriters. The Company understands that the Underwriters propose to make a public offering of the Securities (the "OFFERING") as soon as the Underwriters deem advisable after this Underwriting Agreement (the "AGREEMENT") has been executed and delivered. As used in this Agreement, the terms "YOU" or "YOUR" refer to the Representatives.

      In consideration of the foregoing and the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the Company and the Underwriters agree as follows:.

      1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, each Underwriter that:

            (A) A registration statement on Form SB-2 (File No. 333-116965) with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations of the Securities and Exchange Commission (the "COMMISSION") thereunder and has been filed with the Commission. Copies of such registration statement and any amendments, and all forms of the related prospectuses contained therein, have been delivered to you. Such registration statement, including the prospectus, Part II, any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended at the time when it shall become effective, is herein referred to as the "REGISTRATION STATEMENT", and the prospectus included as part of the Registration Statement on file with the Commission when it shall become effective

----------
(1) Plus an option to purchase up to ___________ additional shares to cover over-allotments.

or, if the procedure in Rule 430A of the Rules and Regulations (as defined below) is followed, the prospectus that discloses all the information that was omitted from the prospectus on the effective date pursuant to such Rule 430A, and in either case, together with any changes contained in any prospectus filed with the Commission by the Company with your consent after the effective date of the Registration Statement, is herein referred to as the "FINAL PROSPECTUS". If the procedure in Rule 430A is followed, the prospectus included as part of the Registration Statement on the date when the Registration Statement became effective is referred to herein as the "EFFECTIVE PROSPECTUS". Any prospectus included in the Registration Statement of the Company and in any amendments thereto prior to the effective date of the Registration Statement is referred to herein as a "PRE-EFFECTIVE PROSPECTUS". If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Act (including the exhibits thereto, the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the Registration Statement shall also be deemed to include such Rule 462 Registration Statement. For purposes of this Agreement, the term "RULES AND REGULATIONS" means the rules and regulations adopted by the Commission under either the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as applicable.

            (B) No order preventing or suspending the use of any Pre-Effective Prospectus has been issued by the Commission and each Pre-Effective Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Pre-Effective Prospectus made in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

            (C) When the Registration Statement becomes effective and as of each Closing Date (as defined in Section 3), the Registration Statement, any post-effective amendment thereto, the Effective Prospectus and the Final Prospectus, as amended or supplemented, shall conform in all material respects to the requirements of the Securities Act and the Rules and Regulations. At the time the Registration Statement becomes effective, the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Effective Prospectus, at the time the Registration Statement becomes effective, and the Final Prospectus, at the time the Registration Statement becomes effective and as of each Closing Date (unless the term "Final Prospectus" refers to a prospectus which has been provided to the Underwriters for use in connection with the Offering which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use), will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations, warranties and agreements in this paragraph shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. There is no contract or document required to be described in the Registration Statement or Effective Prospectus or Final Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

            (D) Haskell & White LLP, whose report appears in the Effective Prospectus and the Final Prospectus, are independent certified public accountants as required by the Securities Act and the Rules and Regulations. The financial statements and schedules (including the related notes) included in any Pre-Effective Prospectus or the Effective Prospectus or Final Prospectus (each, a "PROSPECTUS" and collectively, the "PROSPECTUSES") or the Registration Statement, present fairly the financial condition, the results of the operations and changes in financial condition of the entities purported to be shown thereby at the dates or for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial, operating and statistical data set forth in the Effective Prospectus and Final Prospectus under the captions "Prospectus Summary", "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present, when read in conjunction with the Company's financial statements and the related notes and schedules and on the basis stated in the Registration Statement, the information set forth therein. The assumptions used in preparing the pro forma financial statements included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

            (E) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Effective Prospectus and Final Prospectus, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary; the Company is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect (except where any failure to do so would not have a material adverse effect on the condition (financial or otherwise), business, prospects, properties or results of operations of the Company ("MATERIAL ADVERSE EFFECT")); and the Company has not received any notice of proceedings relating to the revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certificate or order which, individually or in the aggregate, if the subject of an unfavorable decision, would have, individually or in the aggregate, a Material Adverse Effect.

            (F) The capitalization of the Company (as of the dates set forth therein) is as set forth under the caption "Capitalization" in the Effective Prospectus and Final Prospectus, and the Common Stock conforms to the description thereof contained under the caption "Description of Common Stock" in the Effective Prospectus and Final Prospectus; the outstanding shares of Common Stock have been, and the Securities, upon issuance and delivery and payment therefor in the manner herein described, will be, duly authorized, validly issued, fully paid and nonassessable. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's certificate of incorporation, by-laws or other governing documents or any agreement or other instrument to which the Company is a party or by which it may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement and the Registration Statement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. The Company has no Subsidiaries (as defined in Section 13 hereof) and does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

            (G) Subsequent to the respective dates as of which information is given in the Effective Prospectus and the Final Prospectus, and except as described or contemplated in the Effective Prospectus and Final Prospectus: (i) the Company has not incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business, which in either case are material to the Company; (ii) there has not been any material adverse change in the condition (financial or otherwise), or any adverse development which materially affects, the business, prospects, properties, condition

(financial or otherwise) or results of operations of the Company; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

      The Company is not, or with the giving of notice or lapse of time or both would not be, in violation of or in default under, nor will the execution or delivery hereof or consummation of the transactions contemplated hereby result in a violation of, or constitute a default under, the certificate of incorporation, bylaws or other governing documents of the Company, or any agreement, contract, mortgage, deed of trust, loan agreement, note, lease, indenture or other instrument, to which the Company is a party or by which it is bound, or to which any of its properties are subject, nor will the performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company or any of its properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company. Except for permits and similar authorizations required under the Securities Act and the securities or "Blue Sky" laws of certain jurisdictions and for such permits and authorizations which have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement.

            (H) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 6 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

            (I) The Company has good and marketable title to all real and personal property owned by it, in each case clear of all liens, encumbrances and defects except such as are described or referred to in the Effective Prospectus and Final Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company is held by it under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company.

            (J) Except as disclosed in the Effective Prospectus and Final Prospectus, there is no pending action, suit or proceeding(governmental or otherwise) against or affecting the Company or any of its properties that, if determined adversely to the Company would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings have been or are threatened or, to the Company's knowledge, contemplated

            (K) The Company is not in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which violation might have a Material Adverse Effect.

            (L) The Company has not taken and may not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities.

            (M) The Company has filed all necessary federal, state and foreign income and franchise tax returns, and all such tax returns are complete and correct in all material respects, and, except as described in the Prospectuses, the Company has not failed to pay any taxes which were payable pursuant to said returns or any assessments with respect thereto. The Company has no knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company and which are not described in the Prospectuses.

            (N) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (O) The Company maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, directors' and officers' insurance, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially adversely affect the business, business prospects, properties, condition (financial or otherwise) or results of operations of the Company.

            (P) Neither the Company nor, to the best of the Company's knowledge, any of its directors, officers, employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or
(ii) made any payment to any foreign, federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(Q) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

            (R) The conditions for use of Form SB-2, set forth in the General Instructions thereto, have been satisfied.

            (S) Except as disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

            (T) Except as disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

            (U) The Securities have been approved for listing on The Nasdaq SmallCap Market subject to notice of issuance.

            (V) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained and made under the Act and such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under state securities laws or the laws of any foreign jurisdiction.

            (W) The execution, delivery and performance of this Agreement, and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, except in the case of this clause (i) for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect or (ii) any agreement or instrument to which the Company is a party or by which the Company is bound, except in the case of this clause (ii) for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) the charter or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

            (X) The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

            (Y) The Company is subject to the reporting requirements of either
Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

            (Z) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability.

            (AA) Each of the executive officers and directors of the Company and each stockholder who owns 1% or more of the outstanding Common Stock of the Company (or securities convertible into or exchangeable or exercisable for 1% or more of the outstanding Common Stock of the Company) have executed a lockup letter, in form and substance satisfactory to counsel for the Underwriters ("LOCKUP LETTER").

            (BB) No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

            (CC) The Company owns, possesses, can acquire on reasonable terms, or otherwise has rights in all Unites States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights and intellectual property necessary for the conduct of its respective business as currently carried on and as proposed to be carried on as described in the Registration Statement and the Prospectuses (collectively and together with any applications or registrations for the foregoing, the "INTELLECTUAL Property"). Except as specifically described in the Registration Statement or the Prospectuses, (i) no third parties have obtained rights to any such Intellectual Property from the Company, other than licenses granted in the ordinary course and those that would not have a Material Adverse Effect; (ii) to the Company's knowledge, there is no infringement or misappropriation by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability, or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim; (v) there is no prior, pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its products, product candidates, or services infringes, misappropriates, or otherwise violates, or would infringe upon, misappropriate or otherwise violate the development or commercialization of its products, product candidates, or services described in the Prospectus, any patent, trademark, copyright, trade secret or other proprietary right of others, and the Company is unaware of any facts which would form a basis for any such claim; (vi) to the Company's knowledge there is no patent or patent application that contains claims that cover or may cover any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that is necessary for the conduct of its business as currently or contemplated to be conducted or that interferes with the issued or pending claims of any such Intellectual Property; (vii) there is no prior art or public or commercial activity of which the Company is aware that may render any patent held by the Company invalid or any patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office; and (viii) the Company has not committed any act or omitted to undertake any act the effect of such commission or omission would render the Intellectual Property invalid or unenforceable in whole or in part. None of the technology employed by the Company has been obtained or, to the Company's knowledge, is being used by the Company in violation of the rights of any person or third party.

            (DD) Except as disclosed in the Prospectuses, the Company is not in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

            (EE) Except as described in the Registration Statement or the Prospectuses, the Company has not sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement or the Prospectuses, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company or any other party to any such contract or agreement.

            (FF) The information contained in the Registration Statement and the Prospectuses regarding the Company's expectations, plans and intentions, and any other information that constitutes "forward-looking" information within the meaning of the Securities Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company's good faith belief and/or estimate of the matters described therein.

            (GG) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater security holders, except as set forth in the Registration Statement.

            (HH) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Securities it commences doing such business.

            (II) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities contemplated hereby shall be deemed a representation and warranty by the Company to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

      2.    PURCHASE OF THE SECURITIES BY THE UNDERWRITERS.

            (A) Subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase at a price of $________ per share, the number of Firm Securities set forth opposite such Underwriter's name in Schedule I hereto, subject to adjustment in accordance with Section 7 hereof. The Underwriters agree to offer the Firm Securities to the public as set forth in the Final Prospectus.

            (B) The Company hereby grants to the Underwriters an option to purchase from the Company, solely for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Securities, all or any portion of the Optional Securities for a period of thirty (30) days from the date hereof at the purchase price per Share set forth above. Optional Securities shall be purchased from the Company, severally and not jointly, for the accounts of the several Underwriters in proportion to the number of Firm Securities set forth opposite each such Underwriter's name in Schedule I hereto, except that the respective purchase obligations of each Underwriter shall be adjusted by you so that no Underwriter shall be obligated to purchase fractional Optional Securities. No Optional Securities shall be sold and delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.

      3. DELIVERY OF AND PAYMENT FOR SECURITIES. Delivery of certificates for the Firm Securities (and certificates for the Optional Securities, if the option to purchase the same is exercised on or before the third Business Day (as defined in Section 13 hereof) prior to the First Closing Date (as defined below)) to be purchased by the Underwriters from the Company and payments therefor shall be made at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California (or such other place as mutually may be agreed upon), on the third full Business Day following the date hereof or, if the pricing of the Securities occurs after 4:30 p.m., New York City time, on the fourth full Business Day thereafter, or at such other date as shall be determined by you and the Company (the "FIRST CLOSING DATE").

      The option to purchase Optional Securities granted in Section 2 hereof may be exercised during the term thereof by written notice to the Company from you. Such notice shall set forth the aggregate number of Optional Securities as to which the option is being exercised and the time and date, not earlier than either the First Closing Date or the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date of such exercise, as determined by you, when the Optional Securities are to be delivered (the "OPTION CLOSING DATE"). Delivery and payment for such Optional Securities is to be at the offices set forth above for delivery and payment of the Firm Securities. (The First Closing Date and the Option Closing Date are herein individually referred to as the "CLOSING DATE" and collectively referred to as the "CLOSING DATES".)

      Delivery of certificates for the Securities shall be made by or on behalf of the Company to you, for the respective accounts of the Underwriters, against payment by you, for the several accounts of the Underwriters, of the purchase price therefor by (i) Federal funds wire transfer or (ii) certified or official bank check payable in next day funds to the order of the Company. The certificates for the Securities shall be registered in such names and denominations as you shall have requested at least two full Business Days prior to the applicable Closing Date, and shall be made available for checking and packaging at a location in New York, New York as may be designated by you at least one full Business Day prior to such Closing Date. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

      4. COVENANTS. The Company covenants and agrees with each Underwriter that:

            (A) The Company shall use its best efforts to cause the Registration Statement to become effective under the Securities Act and, if the procedure in Rule 430A of the Rules and Regulations is followed, comply with the provisions of and make all requisite filings with the Commission pursuant to such Rule and to notify you promptly (in writing, if requested) of all such filings. The Company shall notify you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Effective Prospectus or the Final Prospectus or for additional information; the Company shall prepare and file with the Commission, promptly upon your request, any amendments of or supplements to the Registration Statement or Effective Prospectus or the Final Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Securities, provided that the preparation of such amendments or supplements shall be at your expense if such a request is given nine months or more after the effective date of the Registration Statement; and the Company may not file any amendment of or supplement to the Registration Statement or the Effective Prospectus or the Final Prospectus, which is not approved by you after reasonable notice thereof, provided that such approval may not be unreasonably withheld or delayed. The Company shall advise you promptly of the issuance by the Commission or any state or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Pre-Effective Prospectus or the Effective Prospectus or Final Prospectus or suspending the qualification of the Securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose; and the Company shall use its best efforts to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

            (B) The Company shall furnish to the Underwriters, from time to time and without charge, copies of the Registration Statement (including exhibits) and all amendments and supplements to any of such Registration Statement, in each case as soon as available and in such quantities as you may from time to time reasonably request.

            (C) Within the time during which a Final Prospectus relating to the Securities is required to be delivered under the Securities Act, the Company shall comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Final Prospectus. If during such period any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act, the Company shall promptly notify you and shall amend the Registration Statement or supplement the Final Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

            (D) The Company shall take or cause to be taken all commercially reasonable action and furnish to whomever you may direct such information as may be required in qualifying the Securities for sale under the laws of such jurisdictions which you shall designate and to continue such qualifications in effect for as long as may be necessary for the distribution of the Securities; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, or to execute a general consent for service of process.

            (E) The Company shall make generally available to its securityholders, in the manner contemplated by Rule 158(b) under the Securities Act, as soon as practicable but in any event not later than 60 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement which will comply with Section 11(a) of the Securities Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

            (F) The Company will not, during the 180 days following the effective date of the Registration Statement, except with your prior written consent, offer for sale, contract to sell, sell, issue, distribute, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock or register for sale under the Securities Act any shares of Common Stock otherwise than in accordance with this Agreement or as contemplated in the Final Prospectus; provided, however, that the Company may issue, or grant options to purchase, shares of Common Stock pursuant to any option plan existing on the date hereof.

            (G) The Company shall deliver to the Underwriters or their counsel a Lockup Letter duly executed by each officer and director of the Company and each holder of 1% of the outstanding Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock.

            (H) The Company shall apply the net proceeds of the sale of the Securities in the manner specified in the Prospectus under the heading "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

            (I) The Company will furnish to its securityholders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. During the period of five years from the date hereof, the Company will deliver to you and, upon request, to each of the other Underwriters, copies of each annual report of the Company and each other report furnished by the Company to its securityholders and will deliver to you, as soon as they are available, copies of any other reports (financial or otherwise) which the Company shall publish or otherwise make available to any of its securityholders as such, and as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or the NASD.

            (J) The Company will use its best efforts to have the Securities listed on The Nasdaq SmallCap Market.

            (K) If the Company elects to rely on Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Act by the earlier of (i) 10:00 p.m., New York City time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

            (L) Whether or not this Agreement becomes effective or is terminated or the sale of the Securities to the Underwriters is consummated, the Company shall pay or cause to be paid (i) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Securities, (ii) all fees and expenses (including, without limitation, fees and expenses of the Company's accountants and counsel, but excluding fees and expenses of counsel for the Underwriters) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Pre-Effective Prospectus, the Effective Prospectus and the Final Prospectus as amended or supplemented and the printing, delivery and shipping of this Agreement and other underwriting documents, including Underwriters' Questionnaires, Underwriters' Powers of Attorney, Blue Sky Memoranda, the Agreement Among Underwriters and Selected Dealer Agreements, (iii) all filing fees and fees and disbursements of counsel to the Underwriters incurred in connection with the qualification of the Securities for sale under state securities laws as provided in Section 4(d) hereof, (iv) the filing fee of the NASD and any applicable expenses of counsel for the Underwriters in connection with a review of the offering by the NASD, (v) any applicable listing fees, (vi) the cost of printing certificates representing the Securities, (vii) the cost and charges of any transfer agent or registrar and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise provided for in this Section. It is understood, however, that, except as provided in this Section, Section 6 and Section 8 hereof, the Underwriters shall pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers they may make. If the sale of the Securities provided for herein is not consummated by reason of acts of the Company pursuant to Section 8(a) hereof which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters' obligations hereunder is not fulfilled, unless the failure to perform the agreement or fulfill the condition is due to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder, provided, however that such reimbursement shall not exceed $150,000 in the aggregate. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement. Notwithstanding any of the foregoing, in the event that the sale of the Firm Securities to the Underwriters is consummated, the Company shall pay to the Underwriters at the First Closing Date (and at the Optional Closing Date, if applicable) a non-accountable expense allowance equal to two percent (2%) of the gross proceeds of the Offering (which gross proceeds shall equal the public offering price, as set forth on the cover page of the Final Prospectus (the "PUBLIC OFFERING PRICE") multiplied by the total number of shares of Common Stock sold to the Underwriters on such Closing Date). In addition, in the event that the sale of the Firm Securities to the Underwriters is consummated, the Company shall issue to the Underwriters (or such other broker-dealers as directed by Roth Capital Partners, LLC) at each Closing Date warrants to purchase, at an exercise price equal to 125% of the Public Offering Price per share, the number of shares of the Common Stock equal to the product of ten percent (10%) multiplied by the total number of shares of Common Stock sold to the Underwriters on such Closing Date. Each such warrant shall be substantially in the form attached hereto as Exhibit B.

            (M) If an electronic offering will be made, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to you an "electronic prospectus" to be used by the Underwriters in connection with the offering and sale of the Securities. As used herein, the term "electronic prospectus" means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to you, that may be transmitted electronically by you and the other Underwriters to offerees and purchasers of the Securities for at least the period during which a prospectus relating to the Securities is required to be delivered under the Securities Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to you, that will allow investors to store and have continuously ready access to the prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Securities is required to be delivered under the Securities Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the prospectus.

      5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, at and as of the date hereof and each Closing Date (as if made at such Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (A) The Registration Statement and all post-effective amendments thereto shall have become effective not later than 5:00 p.m., New York time, on the date hereof, or, with your consent, at a later time and date, not later, however, than 5:00 p.m., New York time, on the first Business Day following the date hereof, or at such later date and time as may be approved by a majority in interest of the Underwriters; if the Company has elected to rely on Rule 462(b), the Rule 462(b) Registration Statement shall have become effective not later than the earlier of (i) 10:00 p.m., New York City time, on the date hereof, or
(ii) at such later date and time as may be approved by a majority in interest of the Underwriters; all filings required by Rule 424 and Rule 430A of the Rules and Regulations have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued; no proceedings for the issuance of such an order shall have been initiated or, to the knowledge of the Company, threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been disclosed to you and complied with to your satisfaction.

            (B) No Underwriter shall have advised the Company that (i) the Effective Prospectus or Final Prospectus, or any supplement thereto, contains an untrue statement of fact which, in your reasonable opinion, is material, or omits to state a fact which, in your reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
(ii) that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in your reasonable opinion, is material, or omits to state a fact which, in your reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (C) On or prior to each Closing Date, you shall have received from Dorsey & Whitney LLP, counsel for the Underwriters, such opinion or opinions with respect to the validity of the

Shares and other related matters and such counsel shall have received such papers and information from the Company as they request to enable them to pass upon such matters.

            (D) On each Closing Date there shall have been furnished to you the opinion (addressed to the Underwriters) of Latham & Watkins LLP, counsel for the Company, which includes the opinions set forth on Appendix A, dated such Closing Date and in form and substance satisfactory to counsel for the Underwriters and stating that it may be relied upon by counsel for the Underwriters in giving their opinion.

            (E) There shall have been furnished to you a certificate of the Company, dated such Closing Date and addressed to you, signed by the Chairman of the Board or the Chief Executive Officer and by the Chief Financial Officer of the Company to the effect that:

                  (I) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

                  (II) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending or, to their knowledge, contemplated;

                  (III) Any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations have been timely made;

                  (IV) The signers of said certificate have carefully examined the Registration Statement and the Effective Prospectus and the Final Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein; the Registration Statement or any amendment thereto does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Effective Prospectus and the Final Prospectus or any supplements thereto do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (V) Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Effective Prospectus and the Final Prospectus which has not been so set forth; and

                  (VI) Since the effective date of the Registration Statement, the Company shall not have sustained any loss by strike, fire, flood, accident or other calamity (whether or not insured), or shall have become a party to or the subject of any litigation, which is material to the Company, nor shall there have been a material adverse change in the general affairs, business, key personnel, capitalization, financial position, earnings or net worth of the Company, whether or not arising in the ordinary course of business, which loss, litigation or change, in your judgment, shall render it inadvisable to proceed with the delivery of the Securities.

            (F) On the date of this Agreement and on each Closing Date you shall have received a letter of Haskell & White LLP, dated the date hereof or such Closing Date, as applicable, and addressed to you, in form and substance previously approved by you, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated in the Effective Prospectus and the Final Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and confirming the conclusions and findings set forth in such prior letter.

            (G) You shall have been furnished such additional documents and certificates as you may reasonably request.

            (H) The Securities shall have been duly authorized for listing on The Nasdaq SmallCap Market.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to counsel for the Underwriters. The Company shall furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request. If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, each Closing Date, by you. Any such cancellation shall be without liability of the Underwriters to the Company. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

      6.    INDEMNIFICATION AND CONTRIBUTION.

            (A) The Company shall indemnify and hold harmless each Underwriter against any loss, claim, damage or liability, joint or several, as incurred, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement made by the Company in Section 1 hereof, or (ii) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus or the Final Prospectus or any electronic prospectus or any amendment or supplement thereto, or (B) in any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, documents or information being hereinafter called a "BLUE SKY APPLICATION"), or (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, or the omission or alleged omission to state in any Pre-Effective Prospectus, the Effective Prospectus or Final Prospectus or any electronic prospectus or any supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, subject to the terms of Section 6(c) of this agreement, shall reimburse each Underwriter for any legal or other reasonable expenses as incurred by such Underwriter in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case the person receiving them shall promptly refund them; except that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company through you by or on behalf of any Underwriter specifically for use in the preparation of the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus or Final Prospectus or any electronic prospectus or any amendment or supplement thereto, or any Blue Sky Application.

            (B) Each Underwriter severally, but not jointly, shall indemnify and hold harmless the Company against any loss, claim, damage or liability, joint or several, as incurred, to which the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, Pre-Effective Prospectus, the Effective Prospectus or Final Prospectus or any electronic prospectus or any amendment or supplement thereto, or (B) in any Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, or the omission or alleged omission to state in any Pre-Effective Prospectus, the Effective Prospectus or Final Prospectus or any electronic prospectus or any supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that such indemnification shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through you by or on behalf of such Underwriter specifically for use in the preparation thereof; and shall reimburse any legal or other expenses reasonably incurred by the Company in connection with investigation or defending against any such loss, claim, damage, liability or action.

            (C) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under such subsection. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that you shall have the right to employ counsel to represent you and those other Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under such subsection if, in your reasonable judgment, based upon the advice of counsel, it is advisable for you and those Underwriters to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company.

            (D) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in subsection (c) hereof).

            (E) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have, and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act, in either case, whether or not such person is a party to any action or proceeding.

      7. SUBSTITUTION OF UNDERWRITERS. If any Underwriter defaults in its obligation to purchase the number of Securities which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (in the respective proportions which the number of Securities set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total number of Securities set forth opposite the names of all the non-defaulting Underwriters in Schedule I hereto) the Securities which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters shall not be obligated to purchase any of the Securities if the total number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the total number of Firm Securities, and any non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Securities set forth opposite its name in Schedule I hereto purchasable by it pursuant to the terms of Section 2. If the foregoing maximums are exceeded, (a) the non-defaulting Underwriters, and any other underwriters satisfactory to you who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all the Securities. If the non- defaulting Underwriters or the other underwriters satisfactory to you do not elect to purchase the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except for the payment of expenses to be borne by the Company and the Underwriters as provided in Section 4(l) and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 6 hereof.

      Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the other underwriters satisfactory to you are obligated or agree to purchase the Securities of a defaulting Underwriter, either you or the Company may postpone the First Closing Date for up to five full Business Days in order to effect any changes that may be necessary in the Registration Statement, the Effective Prospectus or the Final Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement or the Effective Prospectus or the Final Prospectus which in your opinion may thereby be made necessary.

      8.    EFFECTIVE DATE AND TERMINATION.

            (A) This Agreement shall become effective at ______ a.m., New York City time, on the first full Business Day following the earlier of (i) the date hereof, or (ii) the day on which you release the initial public offering of the Firm Securities for sale to the public. Until this Agreement is effective, it may be terminated by the Company or by you by giving notice as hereinafter provided to you or by you by giving notice as hereinafter provided to the Company, except that the provisions of Section 4(l) and Section 6 shall at all times be effective. For purposes of this Agreement, the release of the initial public offering of the Firm Securities for sale to the public shall be deemed to have been made when you release, by telegram or otherwise, firm offers of the Firm Securities to securities dealers or release for publication a newspaper advertisement relating to the Firm Securities, whichever occurs first.

            (B) Until the First Closing Date, this Agreement may be terminated by you by giving notice as hereinafter provided to the Company, if (i) the Company shall have failed, refused or been unable, at or prior to the First Closing Date, to perform any agreement on its part to be performed hereunder unless the failure to perform any agreement is due to the default or omission by any Underwriter, (ii) all other conditions of the obligations of the Underwriters hereunder are not fulfilled when and as required to be fulfilled;
(iii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or The Nasdaq Stock Market or the over-the counter market shall have been suspended or minimum or maximum prices shall have been established on either of such exchanges or such market by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by such exchange or other regulatory body of governmental authority having jurisdiction, (v) a general banking moratorium shall have been declared by Federal or state authorities, (vi) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (vii) there shall have been any downgrading or any notice of intended or potential downgrading in the rating accorded any securities of the Company by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, (viii) there shall have been any material adverse change in general economic, political or financial conditions or the financial markets or if the effect of international conditions on the financial markets in the United States shall be such as, in your judgment, makes it inadvisable to proceed with the delivery of the Securities, or (ix) any attack on, outbreak or escalation of hostilities, declaration of war or act of terrorism involving the United States or any other national or international calamity or emergency if, in your good faith judgment, the effect of any such attack, outbreak, escalation, declaration, act, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the public offering or the delivery of the Securities. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Section 4(l) and Section 6 hereof.

      Any notice referred to above may be given at the address specified in
Section 10 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

            (C) This Agreement may also be terminated as provided in Section 7 hereof.

      9.    SURVIVAL OF INDEMNITIES, CONTRIBUTION, WARRANTIES AND
REPRESENTATIONS. The indemnity and contribution agreements contained in Section 6 and the representations, warranties and agreements of the Company in Sections 1 and 4 shall survive the delivery of the Securities to the Underwriters hereunder and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

      10. NOTICES. Except as otherwise provided in this Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing addressed and mailed or delivered to the Company at 24422 Avenida de la Carlota, Suite 120, Laguna Hills, CA 92653, Facsimile No. (949) 784-0880, Attention: Chief Executive Officer; and (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice shall be in writing addressed and mailed or delivered to you in care of Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, Facsimile No. (949) 720-7223, Attention: ___________.

      11. INFORMATION FURNISHED BY UNDERWRITERS. The following statements set forth under the caption "Underwriting" in the Effective Prospectus and the Final Prospectus (except to the extent such statements relate to the Company or sales or dispositions by the Company) constitute the only written information furnished by or on behalf of any Underwriter referred to in subsections (b) and
(c) of Section 1 hereof and in subsections (a) and (b) of Section 6 hereof: information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Section 3(k) and this Section 11:
(a) statements in the third paragraph which relate to concessions and reallowances; (b) statements in the fourth paragraph which relate to the underwriting discounts and commissions; and (c) statements in the eleventh paragraph regarding stabilization transactions.

      12. PARTIES. This Agreement is made solely for the benefit of the several Underwriters, the Company, any officer, director or controlling person referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement. The term "successors and assigns," as used in this Agreement, shall not include any purchaser of any of the Securities from any of the Underwriters merely by reason of such purchase.

      13. DEFINITION OF "BUSINESS DAY" AND "SUBSIDIARY". For purposes of this Agreement, (a) "BUSINESS DAY" means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) "SUBSIDIARY" has the meaning set forth in Rule 405 under the Securities Act.

      14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California , without giving effect to the choice of law or conflict of laws principles thereof.

      15. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                            [signature page follows]

      Please confirm, by signing and returning to us six (two copies for each Representative) counterparts of this Agreement, that you are acting on behalf of yourselves and the several Underwriters and that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                           Very truly yours,

                           INTERCHANGE CORPORATION



                           By:
                              --------------------------------------------------
                                    Name:
                                    Title:





                           CONFIRMED AND ACCEPTED AS OF THE DATE FIRST ABOVE
                           MENTIONED:

                           Roth Capital Partners, LLC
                           Merriman Curhan Ford & Co.
                           Maxim Group, LLC
                           (As Representatives of the Several Underwriters Named in Schedule I hereto)

                           By:  ROTH CAPITAL PARTNERS, LLC



                           By:
                              --------------------------------------------------
                                    Name:
                                    Title:





                   [Signature Page to Underwriting Agreement]

                                   SCHEDULE I

Underwriting Agreement dated _______________, 2004

                                                 NUMBER OF FIRM SECURITIES
UNDERWRITER                                           TO BE PURCHASED
--------------------------------------     -------------------------------------
Roth Capital Partners, LLC
Merriman Curhan Ford & Co.
Maxim Group, LLC

         TOTAL:

                                   APPENDIX A

                           OPINION OF COMPANY COUNSEL